Sub-Item 77Q1: Exhibits

(b) Copies of the text of any proposal described in answer to sub-item 77D:

      Hartford Growth Opportunities HLS Fund

Wellington Management uses fundamental analysis to identify companies with accelerating operating momentum for purchase.

      Hartford MidCap Growth HLS Fund

The fund defines mid-capitalization companies as companies within the range of companies in the Russell Midcap Growth Index.

      Hartford SmallCap Growth HLS Fund

      The fund may trade securities actively.

Hartford Investment Management seeks to achieve the fund’s goal of maximizing short- and long-term capital appreciation through investing primarily in small capitalization companies and using a bottom-up approach.

      Hartford SmallCap Value HLS Fund

      The fund may trade securities actively.

      Hartford U.S. Government Securities HLS Fund

The fund tends to focus on maintaining a bond portfolio with a weighted average life of between five and fifteen years.

(e) Copies of any new or amended Registrant investment advisory contracts

We hereby incorporate by reference the following agreement which were filed during the period:

(e.1.)  Amendment to Investment Sub-Advisory Agreement with Hartford Investment Management Company, dated November 13, 2006 (SmallCap Growth) filed as Exhibit 23 d.(iv)in the SEC filing on April 29, 2008 under Conformed Submission Type 485(b) for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001104659-08-027849.

(e.2.)  Amendment to Investment Sub-Advisory Agreement with Hartford Investment Management Company, dated November 13, 2006 (Blue Chip Stock) filed as Exhibit 23 d.(v)in the SEC filing on April 29, 2008 under Conformed Submission Type 485(b) for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001104659-08-027849.

(e.3.)  Amendment to Investment Sub-Advisory Agreement with Hartford Investment Management Company, dated December 4, 2006 (MidCap Stock) filed as Exhibit 23 d.(iv)in the SEC filing on February 14, 2008 under Conformed Submission Type 485(a) for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001104659-08-010809.

(e.4.)  Second Amendment to Investment Sub-Advisory Agreement with Wellington Management Company, LLP filed as Exhibit 23 d.(vii)in the SEC filing on February 14, 2008 under Conformed Submission Type 485(a) for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001104659-08-010809.